Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Nexstar Broadcasting, Inc. of our report dated March 25, 2004 relating to the financial statements and financial statement schedules, which appear in the issuer’s annual report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2004